UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2022

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	001-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2022, Oncocyte Corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with BTIG, LLC as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in an underwritten public offering (the “Offering”) an aggregate of 26,266,417 shares of common stock, no par value per share (“Common Stock”) of the Company (the “Offering Shares”), and 26,266,417 warrants to purchase up to 13,133,208.5 shares of Common Stock (“Warrants”). Each share of Common Stock and the accompanying Warrant is being sold at a combined offering price of $1.3325, representing an offering price of $1.3225 per share of common stock and $0.01 per accompanying warrant, before underwriting discounts and commissions. There is no established public trading market for the Warrants, and the Company does not expect a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on the Nasdaq or any other national securities exchange or interdealer quotation system.

Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an over-allotment option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 3,939,962 Offering Shares and 3,939,962 Warrants to purchase 1,969,981 shares of Common Stock to cover over-allotments, if any. The over-allotment option may be exercised separately for Offering Shares at a price to the underwriters of $1.24255 per share, and Warrants at a price of $0.01 per Warrant. On April 14, 2022, the Underwriters exercised their option to purchase the 3,939,962 Warrants pursuant to the over-allotment option. The Underwriters retain their option to purchase up to an additional 3,939,962 Offering Shares per share during the 30-day over-allotment option period.

The Company will receive net proceeds of approximately $32.9 million from Offering, which includes the Warrants sold upon the exercise of the Underwriters’ overallotment option. The Offering closed on April 19, 2022.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and Form of Warrant which are filed as Exhibit 1.1 and 4.1, respectively, to this Current Report on Form 8-K.

The Offering was made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (Registration No. 333-256650) filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2021 and declared effective by the SEC on June 8, 2021, and an accompanying prospectus dated June 8, 2021 as supplemented by a prospectus supplement dated April 13, 2022.

A copy of the legal opinion as to the validity of the Offering Shares, Warrants, and shares of Common Stock issuable upon exercise of the Warrants is filed as Exhibit 5.1 to this Report.

Item 8.01. Other Events.

On April 13, 2022, the Company issued a press release announcing the launch of the Offering (the “Launch Press Release” and a press release announcing the pricing of the Offering (the “Pricing Press Release”). Copies of these press releases are attached as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated April 13, 2022, between Oncocyte Corporation and BTIG, LLC, as representative of the underwriters named therein.†
4.1	Form of Warrant
5.1	Opinion of Ellenoff Grossman & Schole LLP.
99.1	Launch press release, dated April 13, 2022.
99.2	Pricing press release, dated April 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†Certain exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished to the Securities and Exchange Commission on request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: April 19, 2022	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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